Exhibit 3.6

                           ARTICLES OF SHARE EXCHANGE
                                     BETWEEN
                       VISUAL INTELLIGANCE STSYTEMS, INC.,
                              a Texas corporation,
                                       AND
                        TEXAS COMMERCIAL RESOURCES, INC.,
                               a Texas corporation

           Pursuant to the provisions of Article 5.04 of the Texas Business Corporation Act (the "TBCA"), the undersigned domestic corporations certify the following Articles of Share Exchange adopted for the purpose of effecting a share exchange in accordance with the provisions of Part Five of the TBCA.

1. The name of each of the undersigned corporation(s) and other entity or entities that are a party to the plan and agreement of exchange, the type of such corporation or other entity, and the laws under which such corporation or other entity was organized are:

  Name of Corporation or
       Other Entity                       Type of Entity             State

Texas Commercial Resources, Inc.            Corporation              Texas

Visual Intelligence Systems, Inc.           Corporation              Texas


2. A Plan and Agreement of Exchange (the "Plan of Exchange") was approved and adopted in accordance with the provisions of Article 5.03 of the TBCA providing for the acquisition by Texas Commercial Resources, Inc., (the "Acquiring Corporation") of all of the outstanding shares of Visual Intelligence Systems, Inc.


3. An executed copy of the Plan of Exchange is on file at the principal place of business of Texas Commercial Resources, Inc., 7500 San Felipe, Suite 475, Houston, Texas 77063 and a copy of the Plan of Exchange will be furnished by such entity, on written request and without cost, to any shareholder of each domestic corporation that is a party to the Plan of Exchange.

4. As to each of the undersigned domestic corporations, the approval of whose shareholders is required, the number of outstanding shares of each class or series of stock of such corporation entitled to vote, with other shares or as a class, on the Plan of Exchange are as follows:




                                                                                                          Number of Shares
                                            Number of Shares             Designation of                 Entitled to Vote as a
                                              Outstanding                Class or Series                  Class or Series
                                              -----------                ---------------                 -----------------

       Name of Corporation
Visual Intelligence
Systems, Inc.                                  2,839,900                       Common Stock                       2,839,900
Texas Commercial
Resources, Inc.                                9,081,400                       Common Stock                       9,081,400




5. As to each of the undersigned domestic corporations, the approval of whose shareholders is required, the number of shares, not entitled to vote only as a class, voted for and against the Plan of Exchange, respectively, and, if the shares of any class or series are entitled to vote as a class, the number of shares of each such class or series voted for and against the Plan of Exchange, are as follows:



                                                                                                         Number of Shares
                                                                                                        Entitled to Vote as
                                                                                                          Class or Series
                                                                                                          ---------------

              Name of                 Total Voted           Total Voted                            Voted              Voted
             Corporation                  For                Against         Class or Series        For              Against
             -----------                 -----               -------         ---------------        ---              --------

Visual Intelligence Systems, Inc.           N/A               N/A             Common Stock          2,219,900         437,500
Texas Commercial Resources, Inc.            N/A               N/A             Common Stock          6,445,477            0

6. The Plan of Exchange and the performance of its terms were duly authorized by all action required by the laws under which Texas Commercial Resources, Inc., the Acquiring Corporation, was incorporated and by its constituent documents.


7. The share exchange will become effective upon the issuance of the certificate of exchange by the Secretary of State.


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



           IN WITNESS WHEREOF, the undersigned corporations have caused these Articles of Share Exchange to be executed and delivered by their duly authorized officers in one or more counterparts as of the date first above written.


                                            TEXAS COMMERCIAL RESOURCES, INC.,
                                            a Texas corporation



                                            By:   /s/ B. Britt Brooks
                                               ---------------------------------
                                                 Name: B. Britt Brooks
                                                 Title: Vice President


                                            VISUAL INTELLIGENCE SYSTEMS, INC.,
                                            a Texas corporation



                                            By:   /s/ R. Bradford Perry
                                               ---------------------------------
                                                Name: R. Bradford Perry
                                                     ---------------------------
                                                Title:  Executive Vice President
                                                     ---------------------------

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